Exhibit 3.2

EXEMPTED Company Registered and

filed as No. 348422 On 25-Feb-2019

Assistant Registrar

THE CAYMAN ISLANDS

THE COMPANIES LAW

(AS AMENDED)

Memorandum of Association

of

CHINA LIBERAL EDUCATION

HOLDINGS LIMITED
華夏博雅教育控股有限公司

 Auth Code: C97072946074

www.verify.gov.ky

EXEMPTED Company Registered and

filed as No. 348422 On 25-Feb-2019

Assistant Registrar

THE CAYMAN ISLANDS

THE COMPANIES LAW (AS AMENDED)

MEMORANDUM OF ASSOCIATION

OF

CHINA LIBERAL EDUCATION HOLDINGS LIMITED
華夏博雅教育控股有限公司
(the “Company”)

1.	Name

The name of the Company is CHINA LIBERAL EDUCATION HOLDINGS LIMITED 華夏博雅教育控股有限公司.

2.	Registered Office

The registered office of the Company shall be situated at the Office of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands, or such other place in the Cayman Islands as the Directors may, from time to time decide, being the registered office of the Company.

3.	General Objects and Powers

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by Section 7(4) of The Companies Law (As Amended) or as the same may be amended from time to time, or any other law of the Cayman Islands.

4.	Limitations on the Company’s Business

4.1	For the purposes of the Companies Law (As Amended) the Company has no power to:

(a)	carry on the business of a Bank or Trust Company without being licensed in that behalf under the provisions of the Banks & Trust Companies Law (2013 Revision); or

(b)	to carry on Insurance Business from within the Cayman Islands or the business of an Insurance Manager, Agent, Sub-agent or Broker without being licensed in that behalf under the provisions of the Insurance Law (2010 Revision); or

(c)	to carry on the business of Company Management without being licensed in that behalf under the provisions of the Companies Management Law (2003 Revision).

4.2	The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

CAY-E1-15	© Sertus Incorporations Limited 2015

Auth Code: C97072946074

www.verify.gov.ky

EXEMPTED Company Registered and

filed as No. 348422 On 25-Feb-2019

Assistant Registrar

5.	Company Limited by Shares

The Company is a company limited by shares. The liability of each member is limited to the amount, if any, unpaid on the shares held by such member.

6.	Authorised Shares

The capital of the Company is USD50,000.00 divided into 50,000 shares of a nominal or par value of USD1.00 each. Subject to the provisions of the Companies Law (As Amended) and the Articles of Association of the Company, the Company shall have power to redeem or purchase any of its shares and to increase, reduce, sub-divide or consolidate the share capital and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

7.	Continuation

Subject to the provisions of the Companies Law (As Amended) and the Articles of Association of the Company, the Company may exercise the power contained in Section 206 of The Companies Law (As Amended) to deregister in the Cayman Islands and be registered by way of continuation under the laws of any jurisdiction outside the Cayman Islands.

We, the undersigned, whose name and address are hereto given below are desirous of being formed into a Company in pursuance of this Memorandum of Association, and agree to take the number of shares in the capital of the Company set opposite our name.

NAME AND ADDRESS OF SUBSCRIBER	NUMBER OF SHARES TAKEN BY SUBSCRIBER

Sertus Nominees (Cayman) Limited	One (1) Ordinary Share

Sertus Chambers, Governors Square,

Suite # 5-204, 23 Lime Tree Bay Avenue,

P.O. Box 2547, Grand Cayman, KY1-1104,

Cayman Islands

/s/ Susan Thompson
Susan Thompson
Authorised Signatory

DATED this 25th day of February, 2019

/s/ Burnette Pope
Witness to the above signature: Burnette Pope Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands

CAY-E1-15	© Sertus Incorporations Limited 2015

Auth Code: C97072946074

www.verify.gov.ky